Exhibit 10.2

AMENDMENT NO. 1 TO

SUBSCRIPTION AGREEMENT

THIS AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT (this “Amendment”) is made as of March 28, 2017, by and between Hyperdynamics Corporation., a Delaware corporation (the “Company”) and the subscriber set forth on the signature page hereto (the “Subscriber”),

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a subscription agreement with Subscriber (the “Subscription Agreement”) in connection with the initial closing on March 17, 2017 (the “Initial Closing”) of the Company’s private placement Offering of Units consisting of (i) one share of the Company’s Series Preferred Stock, and (ii) a Warrant to purchase 223 shares of the Company’s Common Stock; and

WHEREAS, the Company wishes to amend the Subscription Agreement to expand the right of first refusal with respect to certain future issuances of the Company’s securities set forth in Section 23 of the Subscription Agreement for all past and future Subscribers in the Offering, including each Subscriber who purchased the Units in the Initial Closing;

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Subscription Agreement as follows:

1.          Definitions; References; Continuation of Agreement.  Unless otherwise specified herein, each capitalized term used herein that is defined in the Subscription Agreement shall have the meaning assigned to such term in the Subscription Agreement.  Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each other similar reference, contained in the Subscription Agreement shall from and after the date hereof refer to the Subscription Agreement as amended hereby.  Except as amended and supplemented hereby, all terms and the remaining provisions of the Subscription Agreement shall continue unmodified and remain in full force and effect.

2.             Amendment of Section 23 of the Subscription Agreement

The parties hereto hereby agree that Section 23 of the Subscription Agreement shall be deleted and replaced in its entirety by the following:

a.              In the event that, after the Offering Termination Date and prior to the date that is nine (9) months following the initial Closing, the Company determines to offer for sale or to accept an offer to purchase any Additional Shares of Common Stock for consideration consisting solely of cash and/or outstanding debt of the Company, each Subscriber who previously purchased Units in the Offering (a “ROFR Holder”) shall have an option to purchase such ROFR Option Holder’s pro rata share of Additional Series A Preferred Stock on the same terms and conditions on which the Additional Shares of Common Stock are proposed to be issued, as set forth in this Section (the “ROFR”).

b.              For purposes of this Section, “Additional Shares of Common Stock” means shares of Common Stock and Common Stock Equivalents, other than: (a) shares of Common Stock issued or issuable upon conversion or exchange of any Common Stock Equivalent outstanding immediately prior to the Initial Issuance Date; (b) shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock or upon exercise of warrants issued to purchasers and/or placement agents in connection with the issuance of Series A

Preferred Stock; (c) securities issued or issuable pursuant to the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization, but not including a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) shares of Common Stock or Common Stock Equivalents issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock relating to any recapitalization, reclassification or reorganization of the capital stock, or any consolidation or merger with another corporation, or the sale of all or substantially all of its assets or other transaction effected in such a way that there is no change of control; (e) shares of Common Stock or Common Stock Equivalents issued in a registered public offering under the Securities Act; (f) shares of Common Stock or Common Stock Equivalents issued or issuable pursuant to the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture or technology license agreement, but not including a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (g) shares of Common Stock or Common Stock Equivalents issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement; and (h) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings, lease arrangements or similar transactions, in the aggregate no exceeding ten percent (10%) of the number of shares of Common Stock outstanding at any time.  “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

c.               The Company shall send to each ROFR Holder a written notice (the “First ROFR Notice”). The First ROFR Notice shall set forth the material terms of the proposed sale of Additional Series A Preferred Stock and the number of Additional Series A Preferred Stock such ROFR Holder has the ROFR to purchase (such ROFR Holder’s “Initial ROFR Amount”), which shall be a percentage of the total number of Additional Series A Preferred Stock proposed to be sold equal to (i) the total number of Units previously purchased by such ROFR Holder divided by (ii) the total number of Units previously sold by the Company; and the First ROFR Notice shall include a copy of this Section.  Each ROFR Holder wishing to exercise its ROFR on all or part of its Initial ROFR Amount shall so notify the Company in writing within ten (10) Business Days after the Company’s transmittal of the First ROFR Notice (a “First ROFR Exercise Notice”). If First ROFR Exercise Notices for fewer that the total number of Additional Series A Preferred Stock are received by the Company, it shall within three (3) Business Days after receipt of all First ROFR Exercise Notices send to each ROFR Holder that theretofore submitted a First ROFR Exercise Notice a second written notice (the “Second ROFR Notice”) setting forth the number of Additional Series A Preferred Stock such ROFR Holder has the ROFR to purchase in addition to the number of Units elected in such Subscriber’s First ROFR Exercise Notice (such ROFR Holder’s “Second ROFR Amount”), which shall be a percentage of the total number of Additional Series A Preferred Stock that were not elected to be purchased in all First ROFR Exercise Notices equal to (i) the total number of Units previously purchased by such ROFR Holder plus the number of shares of Additional Series A Preferred Stock such ROFR Holder elected to purchase in its First ROFR Exercise Notice divided by (ii) the total number of Units previously sold by the Company plus the number of shares of Additional Series A Preferred Stock elected to be purchased in all First ROFR Exercise Notices.  Each ROFR Holder receiving a Second ROFR Notice wishing to exercise its ROFR on all or part of his Second ROFR Amount shall so notify the

Company in writing within five (5) Business Days after the Company’s transmittal of the Second ROFR Notice (a “Second ROFR Exercise Notice”).

d.              If the total shares of Additional Series A Preferred Stock elected to be purchased in all First ROFR Exercise Notices and all Second ROFR Exercise Notices is less than the total number set forth in the First ROFR Notice, the Company may sell the excess shares to persons other than ROFR Holders, but only on substantially the same terms as set forth in the First ROFR Notice.  ROFR Holders who have elected to purchase shares of Additional Series A Preferred Stock shall execute the subscription and other related agreements for the sale of the Additional Series A Preferred Stock, the closing of which shall occur as provided in such documents.

3.             Counterparts.  This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

COMPANY:

HYPERDYNAMICS CORPORATION

	By:	/s/ Raymond C. Leonard
Name: Raymond C. Leonard
Title: Chief Executive Officer

Acknowledged and Agreed to:

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

By:
Print Name		Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title: